Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-233510, 333-239249, 333-250138 and 333-258744) and Form F-3 (File Nos. 333-233724, 333-235368, 333-236030, 333-233976, 333-237629 and 333-253983) of Safe-T Group Ltd. of our report dated November 16, 2021 relating to the financial statements of CyberKick Business, which appears in this report on Form 6-K.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
November 16, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il